Exhibit 99.1

TearLab Corporation Reports Fourth Quarter and Full Year 2019 Financial Results

ESCONDIDO, Calif., March 5, 2020 — TearLab Corporation (OTCQB: TEAR) (“TearLab” or the “Company”) today reported its consolidated financial results for the fourth quarter and twelve months ended December 31, 2019. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles except where noted otherwise.

Recent Highlights

-	Fourth quarter revenue of $5.5 million
-	Cash position of $7.1 million as of December 31, 2019
-	Expanded the U.S. active device base to 4,834 and active accounts to 1,854 TearLab Osmolarity Systems

For the three months ended December 31, 2019, TearLab’s net revenues were $5.5 million, down 8.3% from $6.0 million for the same period in 2018.

The following table sets out the estimated annualized revenue per U.S. device and account analysis for the fourth quarter ended December 31, 2019:

			Annualized	Annualized
	Active	Active	Revenue	Revenue
Program	Devices	Accounts	Per Device	Per Account
Purchased	1,308	1,083	$2,164	$2,613
Masters	1,767	209	$2,868	$24,245
Flex	1,759	562	$6,618	$20,713
Total	4,834	1,854

The Company’s reported net loss for the 2019 fourth quarter was approximately $1.2 million, or ($0.09) basic loss per share, compared to a reported net loss of approximately $0.5 million, or ($0.05) basic loss per share in the fourth quarter of 2018.

“We were pleased to continue the expansion of our customer base throughout 2019,” said Seph Jensen, TearLab’s Chief Executive Officer. “We remain focused on the resubmission of our 510(k) application to secure FDA clearance of our next-generation TearLab Discovery™ System.”

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the OTCQB Market under the symbol ‘TEAR’.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, the ability to capitalize on the current market momentum for osmolarity and to bring the Tearlab Discovery™ system to the U.S. market. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2019. We do not undertake to update any forward-looking statements except as required by law.

CONTACT: Investor Contact:

The Ruth Group

James Salierno / Cameron Willis

Tel: 646-536-7028 / 7038

jsalierno@theruthgroup.com / cwillis@theruthgroup.com

TearLab Corp.

Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Three months
	December 31,
	2019	2018
Revenue
Product sales	$4,810	$5,275
Reader equipment rentals	683	713
Total revenue	5,493	5,988
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	1,945	2,143
Cost of goods sold - reader equipment depreciation	78	186
Gross profit	3,470	3,659
Operating expenses
Sales and marketing	889	596
Clinical, regulatory and research & development	894	822
General and administrative	1,349	1,492
Total operating expenses	3,132	2,910
Income from operations	338	749
Other income (expense)	(1,490)	(1,261)
Net loss and comprehensive loss	$(1,152)	$(512)
Weighted average shares outstanding – basic and diluted	12,560,635	11,296,998
Net loss per share – basic and diluted	$(0.09)	$(0.05)

TearLab Corp.

Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

	Years ended December 31,
	2019	2018

Revenue
Product sales	$19,903	$22,153
Reader equipment rentals	2,752	2,846
Total revenue	22,655	24,999
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	7,909	8,495
Cost of goods sold - reader equipment depreciation	447	961
Gross profit	14,299	15,543
Operating expenses
Sales and marketing	3,652	3,334
Clinical, regulatory and research & development	3,817	3,587
General and administrative	6,555	6,160
Total operating expenses	14,024	13,081
Income from operations	275	2,462
Other income (expense)	(5,691)	(4,713)
Net loss and comprehensive loss	$(5,416)	$(2,251)
Weighted average shares outstanding - basic and diluted	12,178,565	10,615,513
Net loss per share – basic and diluted	$(0.44)	$(0.21)

TearLab Corp.

Condensed Consolidated Balance Sheet

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets
Cash	$7,108	$8,473
Accounts receivable, net	917	1,186
Inventory	2,269	1,987
Prepaid expenses and other current assets	1,562	690
Total current assets	11,856	12,336

Fixed assets, net	1,670	2,024
Intangible assets, net	2	2
Right of use assets	645	-
Other non-current assets	120	151
Total assets	$14,293	$14,513

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$599	$681
Accrued liabilities	2,336	2,363
Deferred Rent	2	13
Current portion of long-term debt	36,578	-
Current portion of lease liability	240	-
Total current liabilities	39,755	3,057

Long-term debt, net	-	32,014
Long-term lease liability, net of current portion	429	-
Long-term third party payable	130	111

Total liabilities	40,314	35,182

Stockholders’ deficit
Capital stock
Preferred Stock, $0.001 par value, 10,000,000 authorized, 0 and 556 issued and outstanding at December 31, 2019 and December 31, 2018, respectively	-	-
Common stock, $0.001 par value, and 40,000,000 authorized, 12,560,635 and 11,296,998 issued and outstanding at December 31, 2019 and December 31, 2018, respectively	13	11
Additional paid-in capital	510,442	510,380
Accumulated deficit	(536,476)	(531,060)
Total stockholders’ deficit	(26,021)	(20,669)
Total liabilities and stockholders’ deficit	$14,293	$14,513